ADDENDUM NO. 1

                                      TO

                             EMPLOYMENT AGREEMENT


This Addendum is effective April ___, 1997, and is hereby made a part of and incorporated into the Employment Agreement by and between Policy Management Systems Corporation ("Employer") and, ("Employee") dated November 7, 1996 (the "Agreement"). In the event that any provision of this Addendum and any provision of the Agreement is inconsistent or conflicting, the inconsistent or conflicting provision of this Addendum shall be and constitute an amendment of the Agreement and shall control, but only to the extent that such provision is inconsistent or conflicting with the Agreement.

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Employer  and Employee hereby agree to amend the above referenced Agreement as follows:

WHEREAS, Employer and Employee entered the Agreement on November 7, 1996 to provide Employee, among other benefits, certain benefits in the event of a change in control of Employer;

WHEREAS, Employer and Employee had prior to November 7, 1996 entered into one or more agreements relating to stock options which also provided Employee certain rights in the event of a change in control of Employer; and

WHEREAS, Employer and Employee now seek to clarify that the change in control provisions in the stock option agreement(s) will continue to control the rights relating to the stock options granted in the event of a change in control of Employer.

IT  IS  THEREFORE  AGREED  AS  FOLLOWS:

1. Section 14 of the Agreement is deleted in its entirety and replaced with the following Section 14:

14.          OPTION  AGREEMENT  AMENDMENTS.
             ------------------------------

(i)        Notwithstanding the provisions of Section 16 of this Agreement, the
provisions    in  Section  3C  Additional  Compensation  of  any  Stock
                               ------------------------
Option/Non-Compete Agreement between the Employer and Employee which pre-date this Agreement are deleted in their entirety and are superseded in full by this Agreement.

(ii) Notwithstanding the provisions of Section 16 of this Agreement, the provisions in any stock option agreement between Employer and Employee shall continue to govern the rights of Employee with respect to those stock options in the event of a "change in control" as that term is defined in the relevant stock option agreement and this Agreement shall have no force or effect with respect to such stock options.

2. Employer and Employee specifically agree that the parties intend for the terms and conditions of Section 14 set forth above to be deemed to be in force as of November 7, 1996, that is, as though the terms and conditions written above had been in the Agreement on November 7, 1996.


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EMPLOYER          EMPLOYEE


POLICY  MANAGEMENT  SYSTEMS  CORPORATION


By:                    By:
            (Authorized  Signature)                     (Authorized Signature)
          (in  non-black ink, please)               (in non-black ink, please)


                      (Name)                                            (Name)


                      (Title)                                          (Title)


             (Execution  Date)                                (Execution Date)


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